Exhibit (a)(1)(D)

NABI BIOPHARMACEUTICALS

OFFER TO PURCHASE FOR CASH

UP TO $23,000,000 IN VALUE OF SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $1.72

NOR LESS THAN $1.58 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON MONDAY, JULY 30, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

July 2, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 2, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Nabi Biopharmaceuticals, a Delaware corporation (“Nabi” or the “Company”), to purchase for cash up to $23,000,000 in value of shares of its common stock, $0.10 par value per share (the “Shares”), at a purchase price of not greater than $1.72 nor less than $1.58 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, $0.10 par value per share, of Nabi. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, Nabi will determine a single per Share price, not greater than $1.72 nor less than $1.58 per Share, that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares tendered and the prices specified by tendering stockholders. Nabi will select the single lowest price (in multiples of $0.02) (the “Purchase Price”) that will allow it to purchase $23,000,000 in value of Shares (or a lower amount if not enough Shares are properly tendered to allow it to purchase $23,000,000 in value of Shares). Nabi will purchase all Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn upon the terms and subject to the conditions set forth in the Offer, including the provisions relating proration described in the Offer to Purchase. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned at Nabi’s expense to the stockholders who tendered such Shares promptly after the Expiration Date (as defined in Section 1 of the Offer to Purchase).

Nabi expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable law and the limits set forth in the Transaction Agreement (as defined in the Offer to Purchase). See Section 1 of the Offer to Purchase.

If the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date is less than or equal to $23,000,000 in value of Shares, Nabi will, subject to applicable law and upon the terms and subject to the conditions of the Offer, purchase all shares so tendered at the Purchase Price.

As described in the Offer to Purchase, if more than $23,000,000 in value of Shares, or such greater value of Shares as Nabi may elect to purchase, subject to applicable law and the limits set forth in the Transaction Agreement, are properly tendered and not properly withdrawn, Nabi will purchase Shares at the Purchase Price from all holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have acquired $23,000,000 in value of Shares.

Therefore, Nabi may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Sections 1 and 5 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	Shares may be tendered at a price not greater than $1.72 nor less than $1.58 per Share or at the price determined pursuant to the Offer, as indicated in the attached Instruction Form, net to the seller in cash, less any applicable withholding taxes and without interest.

2.	The Offer, proration period and withdrawal rights will expire at 12:00 midnight, at the end of the day, New York City time, on Monday, July 30, 2012, unless the Offer is extended by Nabi.

3.	The Offer is not conditioned on any minimum number of Shares being tendered. However, the Offer is subject to other conditions. See Section 6 of the Offer to Purchase.

4.	The Offer is for $23,000,000 in value of Shares which, depending on the Purchase Price determined in the Offer, constitutes approximately 31.19% to 33.95% of the Company’s outstanding Shares as of July 1, 2012.

5.	None of Nabi, its Board of Directors, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to the price or prices at which you may choose to tender them. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.

6.	The Purchase Price will be paid net to the tendering stockholders in cash, less any applicable withholding taxes and without interest, for all Shares purchased. Tendering stockholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by Nabi in the Offer. Stockholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if stockholders tender Shares through such brokers or other nominees and not directly to the Depositary.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

Please forward your Instruction Form(s) to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. Nabi is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Nabi becomes aware of any jurisdiction where the making of the Offer or the acceptance of Shares pursuant to the Offer is not in compliance with any applicable law, Nabi will make a good faith effort to comply with the applicable law. If, after a good faith effort, Nabi cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares residing in that jurisdiction.

INSTRUCTIONS FORM

With Respect to the Offer by

NABI BIOPHARMACEUTICALS

to Purchase for Cash Up to $23,000,000 in Value of Shares

of its Common Stock, $0.10 Par Value Per Share,

at a Purchase Price Not Greater Than $1.72 Nor Less Than $1.58 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 2, 2012, and the related Letter of Transmittal (which together, as they may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Offer by Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), to purchase for cash up to $23,000,000 in value of shares of its common stock, $0.10 par value per share (the “Shares”), at a price not greater than $1.72 nor less than $1.58 per Share, net to the seller in cash, less any applicable withholding taxes and without interest. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, $0.10 par value per share, of Nabi.

This Instructions Form will instruct you to tender to Nabi the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Nabi purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by Nabi pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $1.58 per Share.

— OR —

SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Nabi will be purchased at the Purchase Price. A stockholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $1.58	☐ $1.64	☐ $1.70
☐ $1.60	☐ $1.66	☐ $1.72
☐ $1.62	☐ $1.68

SIGN HERE

Account Number:

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Area Code and Telephone Number:

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Date: